Exhibit 99.1

FOR IMMEDIATE RELEASE

Investors:	Valerie Haertel (201) 269-5781 Valerie_haertel@medco.com	Media:	Lowell Weiner (201) 269-6986 Lowell_weiner@medco.com

Medco Board Approves A New $3 Billion
Share Repurchase Program

FRANKLIN LAKES, N.J., May 13, 2010 – Medco Health Solutions, Inc. (NYSE: MHS) today announced that its Board of Directors has unanimously approved a new $3 billion share repurchase program.

“The Board’s decision reflects its continued commitment to drive shareholder value while maintaining our flexibility to execute our clinically driven growth strategies that improve outcomes for our clients and members, and reduce overall healthcare costs,” said Medco Chairman and Chief Executive Officer David B. Snow Jr.

Medco is nearing completion of its $3 billion share repurchase program authorized by the Board in October 2008. Since the inception of its first share repurchase program in 2005, the Company has repurchased more than 208 million shares to date.

Richard J. Rubino, chief financial officer, added: “Share repurchases have always been a component of Medco’s capital allocation strategy. While we intend to repurchase shares opportunistically, our core priorities for the use of our cash on hand will continue to be investing in our core business, investing in future growth initiatives and in making Medco an even more agile enterprise.”

Medco may repurchase shares in the open market or in privately negotiated transactions. The timing and extent of any repurchase will depend upon market conditions, corporate requirements and other factors. Medco’s Board of Directors periodically reviews the Company’s share repurchase programs and approves the associated trading parameters.

The share repurchase program does not obligate Medco to acquire any particular amount of shares and the share repurchase program may be suspended or discontinued at any time at the Company’s discretion. Repurchases will be made in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations.

About Medco
Medco Health Solutions, Inc. (NYSE: MHS) is pioneering the world’s most advanced pharmacy® and its clinical research and innovations are part of Medco making medicine smarter™ for approximately 65 million members.

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With more than 20,000 employees dedicated to improving patient health and reducing costs for a wide range of public and private sector clients, and 2009 revenues of nearly $60 billion, Medco ranks 35th on the Fortune 500 list and is named among the world’s most innovative, most admired and most trustworthy companies.

For more information, go to http://www.medcohealth.com.

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the pharmacy benefit management (“PBM”) and specialty pharmacy industries, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance” and similar expressions to identify these forward-looking statements. Medco’s actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those set forth below.

•	Competition in the PBM, specialty pharmacy and the broader healthcare industry is intense and could impair our ability to attract and retain clients;

•	Failure to retain key clients and their members, either as a result of economic conditions, increased competition or other factors, could result in significantly decreased revenues, harm to our reputation and decreased profitability;

•	Government efforts to reduce healthcare costs and alter healthcare financing practices could lead to a decreased demand for our services or to reduced profitability;

•	Failure in continued execution of our retiree strategy, including the potential loss of Medicare Part D-eligible members, could adversely impact our business and financial results;

•	If we fail to comply with complex and evolving laws and regulations domestically and internationally, we could suffer penalties, be required to pay substantial damages and/or make significant changes to our operations;

•	If we do not continue to earn and retain purchase discounts, rebates and service fees from manufacturers at current levels, our gross margins may decline;

•	From time to time we engage in transactions to acquire other companies or businesses and if we are unable to effectively integrate acquired businesses into ours, our operating results may be adversely affected. Even if we are successful, the integration of these businesses has required, and will likely continue to require, significant resources and management attention;

•	New legislative or regulatory initiatives that restrict or prohibit the PBM industry’s ability to use patient identifiable information could limit our ability to use information critical to the operation of our business;

•	Our Specialty Pharmacy business is highly dependent on our relationships with a limited number of suppliers and the loss of any of these relationships, or limitations on our ability to provide services to these suppliers, could significantly impact our ability to sustain and/or improve our financial performance;

•	Our ability to grow our Specialty Pharmacy business could be limited if we do not expand our existing base of drugs or if we lose patients;

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•	Our Specialty Pharmacy business, certain revenues from diabetes testing supplies and our Medicare Part D offerings expose us to increased credit risk. Additionally, current economic conditions may expose us to increased credit risk;

•	Changes in reimbursement rates, including competitive bidding for durable medical equipment suppliers, could negatively affect our revenues and profits;

•	Prescription volumes may decline, and our net revenues and profitability may be negatively impacted, if the safety risk profiles of drugs increase or if drugs are withdrawn from the market, including as a result of manufacturing issues, or if prescription drugs transition to over-the-counter products;

•	PBMs could be subject to claims under ERISA if they are found to be a fiduciary of a health benefit plan governed by ERISA;

•	Pending litigation could adversely impact our business practices and have a material adverse effect on our business, financial condition, liquidity and operating results;

•	Changes in industry pricing benchmarks could adversely affect our financial performance;

•	We are subject to a corporate integrity agreement and noncompliance may impede our ability to conduct business with the federal government;

•	The terms and covenants relating to our existing indebtedness could adversely impact our financial performance and liquidity;

•	We may be subject to liability claims for damages and other expenses not covered by insurance;

•	The success of our business depends on maintaining a well-secured pharmacy operation and technology infrastructure. Additionally, significant disruptions to our infrastructure or any of our facilities due to failure to execute security measures or failure to execute business continuity plans in the event of an epidemic or pandemic or some other catastrophic event could adversely impact our business;

•	We may be required to record a material non-cash charge to income if our recorded intangible assets or goodwill are impaired, or if we shorten intangible asset useful lives; and

•	Anti-takeover provisions of the Delaware General Corporation Law (“DGCL”), our certificate of incorporation and our bylaws could delay or deter a change in control and make it more difficult to remove incumbent officers and directors.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

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